UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2024

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2024, Avenue Therapeutics, Inc. (the “Company”) entered into (i) an inducement offer letter agreement (the “January 2023 Investor Inducement Letter”) with a certain investor (the “January 2023 Investor”) in connection with certain outstanding warrants to purchase up to an aggregate of 1,940,299 of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), originally issued to the January 2023 Investor on January 31, 2023 (the “January 2023 Warrants”) and (ii) an inducement offer letter agreement (the “November 2023 Investor Inducement Letter Agreement” and, together with the January 2023 Investor Inducement Letter, the “Inducement Letters”) with certain investors (the “November 2023 Investors” and, together with the January 2023 Investor, the “Holders”) in connection with certain outstanding warrants to purchase up to an aggregate of 14,600,000 shares of Common Stock, originally issued to the November 2023 Investors on November 2, 2023 (the “November 2023 Warrants” and, together with the January 2023 Warrants, the “Existing Warrants”). The January 2023 Warrants had an exercise price of $1.55 per share, and the November 2023 Warrants had an exercise price of $0.3006 per share.

Pursuant to the Inducement Letters, (i) the January 2023 Investor agreed to exercise for cash its January 2023 Warrants at a reduced exercise price of $0.3006 per share and (ii) the November 2023 Investors agreed to exercise for cash their November 2023 Warrants at the existing exercise price of $0.3006 in consideration for the Company’s agreement to issue in a private placement (x) new Series A Common Stock purchase warrants (the “New Series A Warrants”) to purchase up to 16,540,299 shares of Common Stock (the “New Series A Warrants Shares”) and (y) new Series B Common Stock Purchase Warrants (the “New Series B Warrants” and, together with the New Series A Warrants, the “New Warrants”) to purchase up to 16,540,299 shares of Common Stock (the “New Series B Warrants Shares” and, together with the New Series A Warrants Shares, the “New Warrants Shares”), as described below.

The closing of the transactions contemplated pursuant to the Inducement Letters is expected to occur on or about January 9, 2023 (the “Closing Date”), subject to satisfaction of certain closing conditions. The Company expects to receive aggregate gross proceeds of approximately $5.0 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes.

The Company engaged Maxim Group LLC (“Maxim”) to act as its exclusive financial advisor and warrant solicitation agent in connection with the transactions summarized above and has agreed to pay Maxim a cash fee equal to 3.5% of the gross proceeds of the exercise price paid for the January 2023 Warrants and 7.0% of the gross proceeds of the exercise price paid for the November 2023 Warrants. The Company also agreed to reimburse Maxim for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants in an aggregate amount of up to $15,000.

The resale of the shares of Common Stock underlying the January 2023 Warrants has been registered pursuant to an existing registration statement on Form S-1 (File No. 333-271208), declared effective by the Securities and Exchange Commission (the “SEC”) on May 3, 2023, and the issuance of the shares of Common Stock underlying the November 2023 Warrants has been registered pursuant to an existing registration statement on Form S-1 (File No. 333-274562), declared effective by the SEC on October 31, 2023.

The Company has agreed to file a registration statement on Form S-3 providing for the resale of the New Warrant Shares (the “Resale Registration Statement”) within 30 days of the date of the Inducement Letters, and to use best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 90 days following the date of the Inducement Letters and to keep the Resale Registration Statement effective at all times until the Holders no longer own any New Warrants or New Warrant Shares.

Pursuant to the Inducement Letters, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement or any amendment or supplement to any existing registration statement until the later of (i) 60 days after the Closing Date or (ii) 20 days after the Stockholder Approval Date (as defined below).

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $0.3006 per share. The New Series A Warrants will be exercisable on or after the Stockholder Approval Date (as defined below) until the five-year anniversary of the Stockholder Approval Date. The New Series B Warrants will be exercisable on or after the Stockholder Approval date until the 18th-month anniversary of the Stockholder Approval Date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Stockholder Approval

Because (i) under the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company does not currently have enough authorized and unissued shares of Common Stock available to issue the full number of New Warrant Shares and (ii) the offering of the New Warrants is a private placement involving the potential issuance by the Company of common stock that equals 20% or more of the common stock outstanding before the issuance (Nasdaq Listing Rule 5635(d) requiring stockholder approval prior to the issuance of the New Warrant Shares), the Company will seek stockholder approval of an amendment to the Company’s Certificate of Incorporation and the issuance of the New Warrants (the “Stockholder Approval” and such date of Stockholder Approval, the “Stockholder Approval Date”).

Exercisability

Subject to the receipt of Stockholder Approval, the New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions, effects a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive the number of shares of Common Stock of the successor or acquiring corporation, or of the Company if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived, with the Company’s and the holder’s written consent.

The forms of the January 2023 Investor Inducement Letter, the November 2023 Investor Inducement Letter, the New Series A Warrant and New Series B Warrant are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively. The descriptions of the terms of the January 2023 Investor Inducement Letter, the November 2023 Investor Inducement Letter, the New Series A Warrant and the New Series B Warrant are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The offer and sale of the New Warrants and the New Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 8.01	Other Events.

The Company issued a press release on January 5, 2024 announcing the entering into of the Inducement Letter, a copy of which is attached as Exhibit 99. 1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of New Series A Warrant (January 2024).
4.2	Form of New Series B Warrant (January 2024).
10.1	Form of January 2023 Investor Inducement Letter.
10.2	Form of November 2023 Investor Inducement Letter.
99.1	Press Release, dated January 5, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: January 8, 2024

	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer